SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 9, 2002



                        INSpire Insurance Solutions, Inc.
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             (Exact name of registrant as specified in its charter)

          TEXAS                         000-23005                75-2595937
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(State or other jurisdiction of   (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)

300 Burnett Street
Ft. Worth, Texas                                                76102-2799
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code 817-348-3900.


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ITEM 5.  OTHER EVENTS.
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         Adjournment  of  Special  Shareholders  Meeting;   Extension  of  Right
Offering. At a special meeting of the Company's shareholders held on January 9, 2002, shareholders approved a one-for-ten reverse stock split and the meeting was subsequently adjourned to provide additional time for shareholders to vote on the previously disclosed proposed rights offering. The adjourned meeting will be reconvened on February 8, 2002 at 10:00 a.m. at the Company's offices, 300 Burnett Street, Fort Worth, Texas 76102. The record date for the effectiveness of the reverse stock split has not yet been determined.

         The Company also announced that it has extended to February 8, 2002, the period during which shareholders will be permitted to exercise rights to purchase shares of the Company's common stock pursuant to the rights offering.

         Arrowhead Claims Management Agreement. On January 18, 2002, the Company announced that it had entered into a new agreement with Arrowhead Claims Management, Inc. ("ACM") that alters an existing claims administration agreement with ACM. The Company will continue to administer commercial and personal property claims on behalf of ACM, but has transitioned personal auto claims administration to ACM. Under a new seven-year contract, the Company will provide ASP-based technology services to allow ACM to use the Company's claims system to adjust personal auto claims. As a result of the new agreement, the Company will eliminate approximately $3.3 million in losses that it otherwise would have incurred in 2002. The new agreement does not impact the policy services the Company currently provides to Arrowhead General Insurance Agency, Inc., which is the Company's largest customer.

         The Company's press release dated January 9, 2002 relating to the special meeting and extension of the rights offering and its press release dated January 18, 2002 relating to the new agreement with ACM are attached hereto as
Exhibit 99.1 and Exhibit 99.2.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

          99.1 Press Release, dated January 9, 2002, relating to the special meeting and extension of the rights offering.

          99.2 Press Release, dated January 18, 2002, relating to the new agreement with ACM.

















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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 24, 2002.


                                        INSpire Insurance Solutions, Inc.


                                        By: /s/ Richard Marxen
                                           ------------------------------------
                                        Name:   Richard Marxen
                                        Title:  President and Chief Executive
                                                Officer


























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